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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT, DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in this Registration Statement of Dura Pharmaceuticals, Inc. on Form S-3 of our report dated January 29, 1996 (April 26, 1996 as to the reclassifications described in Note 2) included in the Annual Report on Form 10-K/A of Dura Pharmaceuticals, Inc. for the year ended December 31, 1995, and to the use of our report dated January 29, 1996 (April 26, 1996 as to the reclassifications described in Note 2), appearing in the Prospectus, which is part of Registration Statement No. 333-14321 on Form S-3, as supplemented pursuant to Rule 424(a) under the Securities Act of 1933 by the preliminary prospectus dated October 21, 1996 and as amended (collectively, "Registration Statement No. 333-14321"). Registration Statement No. 333-14321 is incorporated by reference in this Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated February 10, 1995 (March 8, 1995 as to Note 3), which is incorporated by reference in Registration Statement No. 333-14321, relating to the financial statements of Dura Delivery Systems, Inc. (a development stage enterprise) as of December 31, 1993 and 1994 and for the periods then ended included in the Current Report on Form 8-K/A of Dura Pharmaceuticals, Inc. dated December 29, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



San Diego, California
November 11, 1996